Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting
Strong Market Leadership; Augmented Strategy Gaining Traction

•	End markets outperform expectations as record levels of demand are realized in agriculture, marine and health & wellness
•	Diversification strategy bearing fruit with additional customer wins in new markets
•	Capacity expansion efforts and productivity enhancements driving our ability to meet demand and deliver record margins
•	Net income was $22.6 million with operating margin of 16.9% and Adjusted EBITDA[1] margin of 25.1% expanding 160 basis points over prior-year period
•	Diluted EPS of $0.70 up $1.24 from last year; Non-GAAP Cash EPS of $0.99 up $0.43, or 77%
•	Quickly de-levering balance sheet– reduced net debt to adjusted EBITDA leverage ratio to 2.65x2
•	Raising revenue outlook for 2021; margins hold strong against supply chain headwinds

SARASOTA, FL, May 10, 2021 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the first quarter ended April 3, 2021. Results include a full quarter of BWG Holdings I Corp. (known as “Balboa Water Group” or “Balboa acquisition”), which was acquired on November 6, 2020.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “Our first quarter well exceeded our expectations. Our performance was a direct result of the plans we put into place in the second half of last year and the excellent execution by the Helios team against those plans.  In addition, end markets that we had projected would be strong, were even stronger than expected. We had very robust demand across many markets, with record levels in our Electronics segment as well as for our quick release couplings in our Hydraulics segment. We believe our leading market position, best in class lead times, and top-tier technologies are driving market share gains. Importantly, we were able to expand capacity and increase productivity to capture that demand. We believe our diversification strategy is also delivering, as we continue to add new customers in new markets.

While there are headwinds from increasing material costs, supply chain constraints and higher freight expenses, we are holding our margins level for the year as we carefully manage pricing to strengthen our advantages in the market and gain share.”

He concluded, “We are executing well on our augmented value streams so we can meet demand, diversify our markets and drive operating improvements. Our recent flywheel acquisition of Shenzhen Joyonway Electronics & Technology Company in China demonstrates our intent to expand our capacity and build our ‘in the region for the region’ capabilities. We continue to build our engineering expertise and expand our technology and product offerings. Additionally, we have structured our business to leverage across the organization to enable growth and drive profitability.”

[1]	Adjusted EBITDA is a non-GAAP measure. See comments regarding forward-looking non-GAAP measures in the Forward-Looking Information statement of this release
[2]	On a pro-forma basis for Balboa Water Group

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

First Quarter 2021 Consolidated Results

($ in millions, except per share data)	Q1 2021	Q1 2020	Change		% Change
Net sales	$204.8	$129.5	$75.3		58%
Gross profit	$75.4	$51.9	$23.5		45%
Gross margin	36.8%	40.1%	(330)	bps
Operating income (loss)	$34.6	$(10.0)	$44.6		NM
Operating margin	16.9%	-7.7%	2460	bps
Non-GAAP adjusted operating margin	22.8%	20.4%	240	bps
Net income (loss)	$22.6	$(17.2)	$39.8		NM
Diluted EPS	$0.70	$(0.54)	$1.24		NM
Non-GAAP cash net income	$31.7	$18.1	$13.6		75%
Non-GAAP cash EPS	$0.99	$0.56	$0.43		77%
Adjusted EBITDA	$51.3	$30.4	$20.9		69%
Adjusted EBITDA margin	25.1%	23.5%	160	bps

NM = Not Meaningful

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•

Sales reflected strong demand across all markets, in particular agriculture, construction equipment, recreation, and health & wellness.  Results include a full quarter contribution from the Balboa acquisition.

•	Strength in demand across all regions.
•	Foreign currency translation adjustment on sales: $5.8 million favorable.

Profits and margins

•

Gross profit and margin drivers: Gross profit and margin were influenced by mix of products sold, the business model of the Balboa acquisition, which has lower gross margin but higher operating margin, as well as the increasing freight costs and constraints with the supply chain.

•

Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, improved 490 basis points to 14.9%, reflecting both the business model of the Balboa acquisition and continued cost containment initiatives.

•	Amortization of intangible assets: $10.2 million was up from $4.3 million in the prior year reflecting the acquisition.
•	Goodwill impairment charge: $31.9 million in first quarter of 2020, resulting from weakened market outlook primarily due to the COVID-19 pandemic.

Non-operating items

•	Net interest expense: $4.8 million in the quarter, up $1.8 million compared with the prior-year period due to higher debt balances.
•	Effective tax rate: 23.2% compared with 22.3% in the prior-year period, which excludes non-taxable goodwill impairment charge.

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP net income and earnings per share: $22.6 million and $0.70 per share.
•	Non-GAAP cash earnings per share: $0.99 compared with $0.56 last year on strong demand, operational efficiencies and better-than-expected performance of the Balboa acquisition.
•	Adjusted EBITDA margin: Improved 160 basis points to 25.1% compared with the prior-year period due higher volume and operational efficiencies.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Hydraulics	Three Months Ended
	Q1 2021	Q1 2020	Change		% Change
Net Sales
Americas	$34.3	$37.3	$(3.0)		(8%)
EMEA	43.3	33.5	9.8		29%
APAC	41.5	33.0	8.5		26%
Total Segment Sales	$119.1	$103.8	$15.3		15%
Gross Profit	$45.4	$39.7	$5.7		14%
Gross Margin	38.1%	38.2%	(10)	bps
SEA Expenses	$17.3	$18.2	$(0.9)		(5%)
Operating Income	$28.1	$21.5	$6.6		31%
Operating Margin	23.6%	20.7%	290	bps

First Quarter Hydraulics Segment Review

•

Higher sales in the European, Middle East, Africa (“EMEA”) and Asia/Pacific (“APAC”) regions, were driven by demand from the construction and agricultural end markets. This more than offset softness in the Americas; foreign currency exchange rates had a $5.7 million favorable adjustment on sales.

•	The change in gross margin was mostly the result of product mix and increases in freight to meet customer requirements in a timely manner.
•	Operating margin improved 290 basis points reflecting strong cost containment efforts.

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions, except per share data)
Electronics	Three Months Ended
	Q1 2021	Q1 2020	Change		% Change
Net Sales
Americas	$65.0	$21.6	$43.4		201%
EMEA	9.3	2.5	6.8		272%
APAC	11.4	1.6	9.8		613%
Total Segment Sales	$85.7	$25.7	$60.0		234%
Gross Profit	$30.0	$12.2	$17.8		146%
Gross Margin	35.0%	47.5%	(1250)	bps
SEA Expenses	$11.7	$7.4	$4.3		58%
Operating Income	$18.3	$4.8	$13.5		281%
Operating Margin	21.4%	18.7%	270	bps

First Quarter Electronics Segment Review

•

Sales increased mostly as a result of the Balboa acquisition.  This was the first full quarter of revenue contribution from Balboa. Strong demand from health & wellness and recreational markets as well as new product introductions drove significant sales increases despite headwinds from supply chain constraints to meet demand.

•	Gross margin reflects the different business model of the Balboa acquisition, which has lower gross margins that are offset by a lower SEA expense structure.
•

Operating margin of 21.4%, up 270 basis points compared with the prior-year period, demonstrates the business model of the Balboa acquisition, which has an inherently lower operating expense structure, and higher volume in the organic business. SEA expenses increased due to the incremental expenses from the acquisition.

Balance Sheet and Cash Flow Review

•	Total debt was reduced by $10.2 million to $452.2 million during the first quarter of 2021 from $462.4 million at January 2, 2021, reflecting net repayment of $5.9 million in the quarter.
•	Cash and cash equivalents at April 3, 2021 were $25.9 million, up $0.7 million from the end of 2020.
•

Pro-forma net debt-to-adjusted EBITDA improved to 2.65x at the end of the first quarter 2021 compared with 3.0x (pro-forma for Balboa) at the end of 2020 demonstrating the Company’s ability to rapidly de-lever the balance sheet following an acquisition. At the end of the first quarter 2021, the Company had $150.1 million available on its revolving lines of credit.

•	Net cash provided by operations remained flat at $15.1 million in the first quarter 2021 and in the prior-year period.
•	Capital expenditures were $5.0 million, or approximately 2% of sales. The Company continues to expect to spend between $30 to $35 million in capital investments in 2021.
•	Paid 98th sequential quarterly cash dividend on April 20, 2021.

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

2021 Outlook

The following provides the Company’s expectations for 2021. This assumes constant currency, using quarter end rates, and that markets served continue to recover from the global pandemic.

	Previous 2021 Guidance	Updated 2021 Guidance	% Change at Mid-Point from Previous Guidance
Consolidated revenue	$675 - $705 million	$740 - $750 million	8%
Adjusted EBITDA	$155 - $170 million	$170 - $180 million	8%
Adjusted EBITDA margin	23% - 24%	23% - 24%	unchanged
Interest expense	$16 - $18 million	$16 - $18 million	unchanged
Effective tax rate	24% - 26%	24% - 26%	unchanged
Depreciation	$22 - $24 million	$22 - $24 million	unchanged
Amortization	$30 - $31 million	$30 - $31 million	unchanged
Capital expenditures	$30 - $35 million	$30 - $35 million	unchanged
Capital expenditures % total revenue	~5% of sales	~4% of sales	updated calculation
Non-GAAP Cash EPS	$2.75 - $3.10	$3.30 - $3.50	16%

Tricia Fulton, the Company’s Chief Financial Officer commented, “The increase in our guidance for 2021 is driven by the strong end market demand we had in the first quarter and expect to continue throughout 2021. We are able to leverage our fixed cost base and maintain our strong margins even given the headwinds on material costs and logistics and our decision to manage price to our competitive advantage.”

Webcast

The Company will host a conference call and webcast tomorrow, May 11, 2021 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, May 18, 2021.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13718360.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 85 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of  Creating the Center of

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) our failure to realize the benefits expected from the Balboa acquisition, our failure to promptly and effectively integrate the Balboa acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers (iii) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may affect our supply chain and material costs, which could have material adverse effects on our business, financial position, results of operations and/or cash flows; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2021.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2021 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations & Corporate Communications

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2021	2020	% Change

Net sales	$204,844	$129,483	58%
Cost of sales	129,477	77,633	67%
Gross profit	75,367	51,850	45%
Gross margin	36.8%	40.1%

Selling, engineering and administrative expenses	30,561	25,664	19%
Amortization of intangible assets	10,198	4,348	135%
Goodwill impairment	-	31,871	NM
Operating income (loss)	34,608	(10,033)	NM
Operating margin	16.9%	-7.7%

Interest expense, net	4,751	2,951	61%
Foreign currency transaction loss, net	464	125	271%
Other non-operating income, net	(1)	(94)	(99)%
Income (loss) before income taxes	29,394	(13,015)	NM
Income tax provision	6,807	4,208	62%
Net income (loss)	$22,587	$(17,223)	NM

Basic and diluted net income (loss) per common share	$0.70	$(0.54)	NM

Basic and diluted weighted average shares outstanding	32,193	32,062

Dividends declared per share	$0.09	$0.09

NM = Not meaningful

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	April 3,	January 2,
	2021	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$25,924	$25,216
Restricted cash	41	41
Accounts receivable, net of allowance for credit losses
of $1,453 and $1,493	124,391	97,623
Inventories, net	119,763	110,372
Income taxes receivable	579	1,103
Other current assets	21,901	19,664
Total current assets	292,599	254,019
Property, plant and equipment, net	160,695	163,177
Deferred income taxes	6,152	6,645
Goodwill	434,059	443,533
Other intangible assets, net	407,309	419,375
Other assets	10,734	10,230
Total assets	$1,311,548	$1,296,979
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$72,608	$59,477
Accrued compensation and benefits	18,731	22,985
Other accrued expenses and current liabilities	24,315	24,941
Current portion of long-term non-revolving debt, net	15,841	16,229
Dividends payable	2,900	2,891
Income taxes payable	7,749	1,489
Total current liabilities	142,144	128,012
Revolving line of credit	249,797	255,909
Long-term non-revolving debt, net	186,126	189,932
Deferred income taxes	73,578	78,864
Other noncurrent liabilities	34,623	36,472
Total liabilities	686,268	689,189
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,226 and 32,121 shares issued and outstanding	32	32
Capital in excess of par value	376,994	371,778
Retained earnings	290,007	270,320
Accumulated other comprehensive loss	(41,753)	(34,340)
Total shareholders’ equity	625,280	607,790
Total liabilities and shareholders’ equity	$1,311,548	$1,296,979

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$22,587	$(17,223)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation and amortization	15,237	8,376
Goodwill Impairment	-	31,871
Stock-based compensation expense	2,107	1,533
Amortization of debt issuance costs	125	179
Benefit for deferred income taxes	(906)	(1,186)
Forward contract gains, net	(2,402)	(440)
Other, net	32	160
(Increase) decrease in operating assets:
Accounts receivable	(28,051)	(6,838)
Inventories	(10,809)	(2,818)
Income taxes receivable	565	1,415
Other current assets	(2,614)	(2,740)
Other assets	2,139	1,213
Increase (decrease) in operating liabilities:
Accounts payable	13,912	3,867
Accrued expenses and other liabilities	(2,147)	(4,652)
Income taxes payable	6,126	3,051
Other noncurrent liabilities	(819)	(701)
Net cash provided by operating activities	15,082	15,067
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(1,000)	-
Amounts paid for net assets acquired	(2,400)	-
Capital expenditures	(5,036)	(2,937)
Proceeds from dispositions of equipment	35	3
Cash settlement of forward contracts	1,544	1,634
Software development costs	(623)	-
Net cash used in investing activities	(7,480)	(1,300)
Cash flows from financing activities:
Borrowings on revolving credit facilities	6,602	2,000
Repayment of borrowings on revolving credit facilities	(8,500)	(5,500)
Repayment of borrowings on long-term non-revolving debt	(4,029)	(2,100)
Proceeds from stock issued	333	355
Dividends to shareholders	(2,891)	(2,885)
Other financing activities	(974)	(815)
Net cash used in financing activities	(9,459)	(8,945)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,565	310
Net increase in cash, cash equivalents and restricted cash	708	5,132
Cash, cash equivalents and restricted cash, beginning of period	25,257	22,162
Cash, cash equivalents and restricted cash, end of period	$25,965	$27,294

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

(Unaudited)	Three Months Ended
($ in thousands)	April 3,	March 28,
	2021	2020

Sales:
Hydraulics	$119,106	$103,818
Electronics	85,738	25,665
Consolidated	$204,844	$129,483

Gross profit and margin:
Hydraulics	$45,409	$39,674
	38.1%	38.2%
Electronics	29,958	12,176
	35.0%	47.5%
Consolidated	$75,367	$51,850
	36.8%	40.1%

Operating income (loss) and margin:
Hydraulics	$28,073	$21,482
	23.6%	20.7%
Electronics	18,280	4,778
	21.4%	18.7%
Corporate and other	(11,745)	(36,293)
Consolidated	$34,608	$(10,033)
	16.9%	(7.7%)

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y
Americas:
Hydraulics	$34.3	(8%)
Electronics	65.0	201%
Consol. Americas	99.3	69%
% of total	48%
EMEA:
Hydraulics	$43.3	29%
Electronics	9.3	272%
Consol. EMEA	52.6	46%
% of total	26%
APAC:
Hydraulics	$41.5	26%
Electronics	11.4	613%
Consol. APAC	52.9	53%
% of total	26%
Total	$204.8	58%

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$31.3	(14%)	$130.5	(20%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	37.5	92%	93.9	(2%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	68.8	24%	224.4	(13%)
% of total	45%		40%		40%		45%		43%
EMEA:
Hydraulics	33.5	(20%)	31.2	(15%)	32.1	1%	34.4	11%	131.2	(7%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	4.9	145%	10.8	29%
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	39.3	19%	142.0	(5%)
% of total	28%		28%		27%		26%		27%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$37.4	6%	$145.5	5%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	6.1	221%	11.1	54%
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	43.5	17%	156.6	7%
% of total	27%		32%		33%		29%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$151.6	20%	$523.0	(6%)

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2021	2020
GAAP operating income (loss)	$34,608	$(10,033)
Acquisition-related amortization of intangible assets	10,198	4,348
Acquisition and financing-related expenses	922	74
Restructuring charges	418	-
CEO and officer transition costs	-	165
Goodwill impairment	-	31,871
Acquisition integration costs	594	-
Non-GAAP adjusted operating income	$46,740	$26,425
GAAP operating margin	16.9%	-7.7%
Non-GAAP adjusted operating margin	22.8%	20.4%

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 3,	March 28,	April 3,
	2021	2020	2021
Net income (loss)	$22,587	$(17,223)	$54,028
Interest expense, net	4,751	2,951	15,086
Income tax provision	6,807	4,208	12,428
Depreciation and amortization	15,237	8,376	46,556
EBITDA	49,382	(1,688)	128,098
Acquisition and financing-related expenses	922	74	8,111
Restructuring charges	418	-	780
CEO and officer transition costs	-	165	2,427
Goodwill impairment	-	31,871	-
Inventory step-up amortization	-	-	1,874
Acquisition integration costs	594	-	851
Change in fair value of contingent consideration	-	-	(47)
Adjusted EBITDA	$51,316	$30,422	$142,094
Adjusted EBITDA margin	25.1%	23.5%	23.7%

Balboa Water Group pre-acquisition adjusted EBITDA			18,514
TTM Pro forma adjusted EBITDA			$160,608

Helios Technologies First Quarter 2021 Revenue Grew 58% Reflecting Strong Leadership;

Augmented Strategy Gaining Traction

May 10, 2021

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2021	2020
Net income (loss)	$22,587	$(17,223)
Amortization of intangible assets	10,231	4,348
Acquisition and financing-related expenses	922	74
Restructuring charges	418	-
CEO and officer transition costs	-	165
Goodwill impairment	-	31,871
Acquisition integration costs	594	-
Tax effect of above	(3,041)	(1,147)
Non-GAAP cash net income	$31,711	$18,088
Non-GAAP cash net income per diluted share	$0.99	$0.56

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
April 3,
2021
Current portion of long-term non-revolving debt, net	$15,841
Revolving lines of credit	250,212
Long-term non-revolving debt, net	186,126
Total debt	452,179
Less: Cash and cash equivalents	25,924
Net debt	$426,255

TTM Pro forma adjusted EBITDA*	$160,608
Ratio of net debt to TTM pro forma adjusted EBITDA	2.65
*On a pro-forma basis for Balboa Water Group

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2021 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.  When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.